Exhibit 99.1

Media
& Analysts:	Sean Blakley
(713) 627-4963

Date:	February 7, 2008
          Spectra Energy Partners Reports Fourth Quarter 2007 Financial Results
•	Fourth quarter net income of $22.4 million up 34 percent over prior year quarter

•	Earnings per limited partner unit of 33 cents per unit

•	Highlights from 2007:
o	Successful IPO launched

o	Announced Saltville acquisition; Closing expected second quarter 2008

o	Increased fourth quarter 2007 distribution to 32 cents per unit
HOUSTON – Spectra Energy Partners, LP (NYSE:SEP) today reported fourth quarter 2007 net income of $22.4 million compared with $16.7 million for fourth quarter 2006. The increase resulted primarily from higher demand for transportation and storage services and earnings from expansion projects placed into service in 2006 and 2007.
For the year ended December 31, 2007, Spectra Energy Partners reported net income of $197.5 million compared with $61.6 million for the prior year. 2007 results include a one-time benefit of $110.5 million from the reversal of income tax liabilities. As a master limited partnership, Spectra Energy Partners is not subject to federal income taxes. Excluding the tax benefit, ongoing net income for the year ended December 31, 2007 was $87.0 million, a 41 percent increase over 2006.
Spectra Energy Partners reported Cash Available for Distribution of $20.6 million, or 30 cents per limited partner unit for the quarter. For the first two quarters of operations since Spectra Energy Partners’ initial public offering, Cash Available for Distribution totaled $57.7 million, or 85 cents per limited partner unit. Including the distribution declared on Jan. 24, 2008, Spectra Energy Partners’ distributions since its initial public offering total 62 cents per unit.
“We increased our distribution for the fourth quarter as a result of strong quarterly earnings and cash flows to date from each of our assets driven by new projects placed in service and high demand for transportation and storage services,” said Greg Harper, president and chief executive officer of Spectra Energy Partners. “We concluded an exciting 2007 by announcing the acquisition of Saltville Gas Storage and the P-25 pipeline, assets that are a strategic fit for the East Tennessee system. These highly contracted assets along with our portfolio of organic expansions will add to a solid foundation and help deliver growing value to unitholders,” Harper continued.
Spectra Energy Partners closed its initial public offering on July 2, 2007. Earnings for periods prior to the date of the initial public offering are attributable to Spectra Energy Partners Predecessor, which consists of various subsidiaries and assets of Spectra Energy Corp (NYSE: SE), the owner of Spectra Energy Partners’ general partner.
Quarterly Results from Operations
For the fourth quarter 2007, Spectra Energy Partners’ net income of $22.4 million consists of Operating Income, Equity Earnings from investments in Gulfstream Natural Gas System, L.L.C. (Gulfstream) and Market Hub Partners Holding (MHP), and interest income and expense.
Operating Income
Spectra Energy Partners reported operating income of $12.7 million for the fourth quarter 2007 compared with $7.5 million in fourth quarter 2006. The increase in earnings resulted primarily from the completion of East Tennessee Natural Gas’ (ETNG) Jewell Ridge expansion project and other new contracts commencing service near the end of 2006. Operating income excludes equity earnings from investments in Gulfstream and MHP. For the full year 2007, operating income was $54.1 million compared with $37.6 million for the year ended December 31, 2006.

Equity Investment in Gulfstream
Spectra Energy Partners recognized $5.1 million equity earnings from its 24.5 percent interest in Gulfstream in the fourth quarter compared with $4.7 million in fourth quarter 2006. The increase in earnings resulted from continued strong demand for transportation services. For the year ended December 31, 2007, equity earnings from Gulfstream totaled $23.5 million, an increase of $6.7 million over the prior year. For the quarter, Spectra Energy Partners’ share of Gulfstream’s Cash Available for Distribution was $3 million. Spectra Energy Partners’ share of Gulfstream’s Cash Available for Distribution from third and fourth quarter 2007 operations totaled $17.0 million.
Equity Investment in MHP
Spectra Energy Partners recognized $9 million in equity earnings from its 50 percent interest in MHP during the fourth quarter compared with $7.7 million in fourth quarter 2006. High demand for storage services and increasing contract rates resulted in higher margins for MHP. For the year ended December 31, 2007, equity earnings from MHP totaled $32.1 million compared with $24.3 million in 2006. For the quarter, Spectra Energy Partners’ share of MHP’s Cash Available for Distribution was $6 million. Spectra Energy Partners’ share of MHP’s Cash Available for Distribution from third and fourth quarter 2007 operations totaled $15.7 million.
Interest Income and Expense
Interest expense increased $4.3 million over fourth quarter 2006, to $6.3 million, as a result of borrowings against the revolving credit facility which was entered into at the closing of the initial public offering. Interest income was $2.7 million for the fourth quarter 2007 due to investments in marketable securities.
Capital Expenditures and Equity Investments
During the quarter, Spectra Energy Partners spent $7.9 million for expansion and maintenance capital expenditures at ETNG and invested an additional $11 million in Gulfstream and $2.5 million in MHP for expansion projects.

Additional Information
An analyst conference call is scheduled for 9:00 a.m. CST today, February 7, 2008 to discuss Spectra Energy Partners’ fourth quarter results and provide an overview of our 2008 financial plan. The conference call can be accessed via the investor relations section of Spectra Energy Partners, LP’s web site or by dialing (888) 252-3715 in the United States or (706) 634-8942 outside the United States. The confirmation code is 30610700 or “Spectra Energy Partners Earnings Call.”
Please call in 5 to 10 minutes prior to the scheduled start time. A replay of the conference call will be available after 12:30 pm February 7, 2008, until midnight CDT, May 10, 2008, by dialing (800) 642-1687 with Conference ID 30610700. The international replay number is (706) 645-9291, Conference ID 30610700. A replay and transcript also will be available by accessing the investor relations section of Spectra Energy Partners, LP’s web site at http://www.spectraenergypartners.com.
This release includes “forward-looking statements” which represent our intentions, plans, expectations, assumptions and beliefs about future events. Such statements are subject to risks, uncertainties and other factors, many of which are outside our control and could cause actual results to differ materially from the results expressed or implied by those forward-looking statements. These factors, as well as additional factors that could affect our forward-looking statements, are described in our filings that we make with the SEC, which are available at the SEC’s website at www.sec.gov. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than we have described. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
Reconciliation of Non-GAAP Financial Measures
This press release includes certain financial measures, including ongoing net income, Adjusted EBITDA, and Cash Available for Distribution that are non-GAAP financial measures as defined under the rules of the Securities and Exchange Commission.

Spectra Energy Partners’ management uses ongoing net income, which is a non-GAAP financial measure as it represents earnings from continuing operations, adjusted for special items, as a measure to evaluate operations of the company. Special items represent certain charges and credits which management believes will not be recurring on a regular basis. Management believes that the presentation of ongoing net income provides useful information to investors, as it allows them to more accurately compare the company’s ongoing performance across periods.
Spectra Energy Partners defines Adjusted EBITDA as net income plus interest expense, income taxes, and depreciation and amortization, less equity in earnings of Gulfstream and MHP, interest income, and other income and expenses, net, which primarily includes non-cash allowance for funds used during construction (AFUDC).
Spectra Energy Partners defines Cash Available for Distribution as Adjusted EBITDA plus Cash Available for Distribution from Gulfstream and MHP, less net cash paid for interest expense (income), net and maintenance capital expenditures. Cash Available for Distribution does not reflect changes in working capital balances.
This press release is accompanied by a reconciliation of these non-GAAP financial measures to their nearest GAAP financial measures. Management uses these financial measures because they are accepted financial indicators used by investors to compare company performance. In addition, management believes that these measures provide investors an enhanced perspective of the operating performance of the Partnership’s assets and the cash that the business is generating. Neither Adjusted EBITDA nor Cash Available for Distribution are presented as alternatives to net income (loss) or cash flow from operations. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with United States generally accepted accounting principles.
Spectra Energy Partners, LP (NYSE: SEP) is a Delaware master limited partnership that owns interests in natural gas transportation and storage assets in the United States. Spectra Energy Partners’ assets include the East Tennessee Natural Gas system, a 1,400-mile natural gas transportation pipeline located in the Southeastern United States, and 24.5 percent of Gulfstream Natural Gas System, L.L.C., which owns a 690-mile natural gas pipeline that connects Mobile Bay to the central Florida peninsula through the Gulf of Mexico. The combined systems are capable of transporting 2.4 billion cubic feet (Bcf) of natural gas per day. Spectra Energy Partners also owns 50 percent of Market Hub Partners, a partnership that owns high deliverability salt cavern storage assets capable of storing 35 Bcf of natural gas. Visit www.spectraenergypartners.com for more information.
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Spectra Energy Partners, LP
Quarterly Highlights
December 2007
(Unaudited)
(In millions, except per unit amount)

	Quarter Ended		Year Ended
	December 31,		December 31,
	2007	2006	2007	2006

INCOME
Operating revenues	$26.2	$23.4	$100.1	$82.6
Operating expenses	13.5	15.9	46.0	45.0

Operating income	12.7	7.5	54.1	37.6
Equity in earnings of unconsolidated affiliates	14.1	12.4	55.6	41.1
Other income and expenses, net	(0.1)	0.7	0.3	1.8
Interest income	2.7	—	5.5	—
Interest expense	6.3	2.0	17.1	8.2

Earnings before income taxes	23.1	18.6	98.4	72.3
Income tax expense (benefit) (a)	0.7	1.9	(99.1)	10.7

Net income	$22.4	$16.7	$197.5	$61.6

Adjusted EBITDA (b)	$18.4	$12.3	$77.3	$56.6

Cash Available for Distribution (c)	$20.6	$10.6	$117.7	$80.4
Weighted Average Units Outstanding
Common units	44.6	n/a	44.6	n/a
Subordinated units	21.6	n/a	21.6	n/a
General partners units	1.4	n/a	1.4	n/a

Earnings Per Limited Partner Unit	0.33	n/a	0.68	n/a

Cash Available for Distribution Per Limited Partner Unit	0.30	n/a	0.85	n/a

DEBT
Total debt			$450.0
Investment grade securities			154.6

Net debt			$295.4

CAPITAL AND INVESTMENT EXPENDITURES
Capital expenditures — East Tennessee	$7.9	$16.0	$27.0	$85.9
Investments
Gulfstream — our 24.5%	11.0	—	18.7	—
Market Hub — our 50%	2.5	—	9.6	—

Total capital and investment expenditures	$21.4	$16.0	$55.3	$85.9

(a)	The year ended December 31, 2007 includes a one-time benefit of $110.5 million from the reversal of income tax liabilities.

(b)	Adjusted EBITDA is defined as net income plus interest expense, income taxes, and depreciation and amortization, less equity in earnings of Gulfstream and Market Hub, interest income, and other income and expenses, net, which primarily includes non-cash allowance for funds used during construction (AFUDC).

(c)	Cash Available for Distribution is defined as Adjusted EBITDA plus Cash Available for Distribution from Gulfstream and Market Hub less net cash paid for interest expense and maintenance capital expenditures. Cash Available for Distribution does not reflect changes in working capital balances.

Spectra Energy Partners, LP
Adjusted EBITDA and Cash Available for Distribution
December 2007
(Unaudited)
(In millions)

	Quarter Ended		Year Ended
	December 31,		December 31,
	2007	2006	2007	2006

Spectra Energy Partners

Reconciliation of Non-GAAP “Adjusted EBITDA” and “Cash Available for Distribution” to GAAP “Net Income”

Net income	$22.4	$16.7	$197.5	$61.6
Add:
Interest expense	6.3	2.0	17.1	8.2
Income tax expense (benefit)	0.7	1.9	(99.1)	10.7
Depreciation and amortization	5.7	4.8	23.2	19.0
Less:
Equity in earnings of Gulfstream	5.1	4.7	23.5	16.8
Equity in earnings of Market Hub	9.0	7.7	32.1	24.3
Interest income	2.7	—	5.5	—
Other income (expenses), net	(0.1)	0.7	0.3	1.8

Adjusted EBITDA	18.4	12.3	77.3	56.6
Add:
Cash Available for Distribution from Gulfstream	3.0	3.7	28.9	23.8
Cash Available for Distribution from Market Hub	6.0	1.8	31.9	19.5
Less:
Cash paid for interest expense, net	5.1	4.3	10.3	8.6
Maintenance capital expenditures	1.7	2.9	10.1	10.9

Cash Available for Distribution	$20.6	$10.6	$117.7	$80.4

Spectra Energy Partners, LP
Gulfstream — Adjusted EBITDA and Cash Available for Distribution
December 2007
(Unaudited)
(In millions)

	Quarter Ended		Year Ended
	December 31,		December 31,
	2007	2006	2007	2006

Gulfstream

Reconciliation of Non-GAAP “Adjusted EBITDA” and “Cash Available for Distribution” to GAAP “Net Income”

Net income	$20.6	$18.9	$95.4	$68.4
Add:
Interest expense	11.7	12.2	47.9	48.8
Depreciation and amortization	7.3	7.6	30.0	30.4
Less:
Other income, net	2.1	0.5	3.9	0.4

Adjusted EBITDA — 100%	37.5	38.2	169.4	147.2
Less:
Cash paid for interest expense, net	24.6	22.6	49.9	49.5
Maintenance capital expenditures	0.6	0.5	1.4	0.6

Cash Available for Distribution — 100%	$12.3	$15.1	$118.1	$97.1

Adjusted EBITDA — 24.5%	$9.2	$9.4	$41.5	$36.1

Cash Available for Distribution — 24.5%	$3.0	$3.7	$28.9	$23.8

Spectra Energy Partners, LP
Market Hub — Adjusted EBITDA and Cash Available for Distribution
December 2007
(Unaudited)
(In millions)

	Quarter Ended		Year Ended
	December 31,		December 31,
	2007	2006	2007	2006

Market Hub

Reconciliation of Non-GAAP “Adjusted EBITDA” and “Cash Available for Distribution” to GAAP “Net Income”

Net income	$18.0	$15.5	$64.2	$48.7
Add:
Interest expense	0.7	1.0	3.6	2.6
Income tax expense	0.1	—	0.1	—
Depreciation and amortization	2.5	2.1	9.1	7.8
Less:
Interest income	1.3	—	2.2	—
Other income, net	7.0	10.6	7.1	10.6

Adjusted EBITDA — 100%	13.0	8.0	67.7	48.5
Less:
Maintenance capital expenditures	1.1	4.4	4.0	9.6

Cash Available for Distribution — 100%	$11.9	$3.6	$63.7	$38.9

Adjusted EBITDA — 50%	$6.5	$4.0	$33.9	$24.3

Cash Available for Distribution — 50%	$6.0	$1.8	$31.9	$19.5

Spectra Energy Partners, LP
Adjusted EBITDA and Cash Available for Distribution
December 2007
(Unaudited)
(In millions)

July 2, 2007 — December 31, 2007
Spectra Energy Partners

Reconciliation of Non-GAAP “Adjusted EBITDA” and “Cash Available for Distribution” to GAAP “Net Income”

Net income	$156.7
Add:
Interest expense	12.8
Income tax expense (benefit)	(109.7)
Depreciation and amortization	13.2
Less:
Equity in earnings of Gulfstream	15.0
Equity in earnings of Market Hub	17.6
Interest income	5.5
Other income (expenses), net	(0.1)

Adjusted EBITDA	35.0
Add:
Cash Available for Distribution from Gulfstream	17.0
Cash Available for Distribution from Market Hub	15.7
Less:
Cash paid for interest expense, net	6.1
Maintenance capital expenditures	3.9

Cash Available for Distribution	$57.7

Spectra Energy Partners, LP
Net Income
December 2007
(Unaudited)
(In millions)
Reconciliation of Reported to Ongoing Net Income

	Quarter Ended		Year Ended
	December 31,		December 31,
	2007	2006	2007	2006

Net Income as Reported *	$22.4	$16.7	$197.5	$61.6
Special Item — Tax Benefit	—	—	(110.5)	—

Ongoing Net Income	$22.4	$16.7	$87.0	$61.6

*	The year ended 2007 includes a one-time benefit of $110.5 million from the reversal of income tax liabilities.